Exhibit 32

Section 1350 Certification of CEO and Treasurer

In connection with the Quarterly Report of Southeastern Banking Corporation on Form 10-Q for the period ended March 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Cornelius P. Holland, III, President & CEO of the Company, and Donald J. Torbert, Jr., Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented.

/s/ CORNELIUS P. HOLLAND, III
Cornelius P. Holland, III, President & CEO

/s/ DONALD J. TORBERT, JR.
Donald J. Torbert, Jr., Treasurer

Date:	May 15, 2012

This certification “accompanies” the Form 10-Q to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q, irrespective of any general incorporation contained in such filings).